Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Liz Harris
502-636-4474 (office)
Liz@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2009 Q3 RESULTS

•	Third Quarter Handle From Racing Operations Outperformed Industry; EBITDA Declined Year Over Year
•	Third Quarter Gaming EBITDA Declined Year Over Year Due to Calder Casino Startup Costs
•	Third Quarter Online Business Handle and EBITDA Grew Significantly Year Over Year

LOUISVILLE, Ky. (Oct. 28, 2009) – Churchill Downs Incorporated (NASDAQ: CHDN) (“Company” or “CDI”) today reported results for the third quarter and nine months ended September 30, 2009.

Net revenues from continuing operations for the third quarter of 2009 totaled $100.9 million, an increase of $1.3 million, or 1 percent, over the $99.6 million recorded during the third quarter of 2008 primarily due to increased wagering through the Company’s Online Business and increased Gaming revenues from the slot operations at Fair Grounds, which opened its permanent facility during November 2008. Partially offsetting these increases was a decline in pari-mutuel revenues primarily at Arlington Park and Calder Race Course coupled with other weakness in sponsorship, group and concession revenues that we believe was caused by continued weakness in the U.S. economy.

Total EBITDA from continuing operations for the third quarter of 2009 declined $1.4 million, or 12 percent, to $9.7 million compared to $11.1 million during the third quarter of 2008. Growth in Online Business EBITDA was more than offset during this period by a decline in EBITDA of Racing Operations.

Net loss from continuing operations for the quarter was $1.2 million, a decrease of $3.5 million from net earnings of $2.3 million recorded during the third quarter of 2008. During the third quarter of 2009, the Company recognized $2.3 million of income tax expense associated

- MORE -

Churchill Downs Incorporated Reports 2009 Third-Quarter Results

October 28, 2009

with proposed adjustments that arose during an audit of the Company’s income tax returns for the years 2004 through 2007 by the Internal Revenue Service.

The Company’s Online Business continued to grow rapidly. Handle wagered through TwinSpires.com during the third quarter of 2009 increased 43 percent over the third quarter of 2008. The growth was driven by access to new racing content that was not available in the third quarter of 2008, an increase in customers and higher average daily wagering.

On a continuing operations basis, year-to-date net revenues increased 3 percent, year-to-date EBITDA decreased 13 percent, and year-to-date net earnings decreased 25 percent over the first nine months of 2008. EBITDA and net earnings from continuing operations for the nine months ended September 30, 2008 included $17.2 million of insurance recoveries.

Commenting on the third quarter results, President and Chief Executive Officer Robert L. Evans observed, “Total pari-mutuel handle for the U.S. thoroughbred industry, according to figures published by Equibase, declined 10 percent during the third quarter compared to the same period in 2008. While we outperformed the industry, with our total pari-mutuel handle down only 3 percent during the third quarter, gains in our other business segments didn’t offset the decline in racing.

“Our introduction of night racing at Churchill Downs Racetrack and high-definition live racing video from our racetracks, the NTRA Safety & Integrity Alliance accreditation of our racetracks, and our recently announced $1.5 million supplemental purse contribution at Churchill Downs Racetrack are significant investments intended to improve the performance of our Racing Operations.” added Evans, “but, given the economy and industry handle declines, it is increasingly difficult to earn an acceptable return on those investments.”

Construction of the new Calder Casino continued during the third quarter of 2009 with the slot facility still on schedule to open in late January 2010. Capital expenditures to construct the casino remain at $85.0 million which is anticipated to generate between $80 million and $100 million in annual, full-year gross gaming revenue. The anticipated gross gaming revenue does not include any effect of the Florida Division of Pari-Mutuel Wagering’s October 6th ruling that will allow Calder Casino to operate slot machines that emulate table games such as blackjack and roulette.

A conference call regarding this news release is scheduled for Thursday, Oct. 29, 2009, at 9 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (800) 901-5226 or (617) 786-4513 and entering the pass code 97631130 at least 10 minutes before the appointed time. The online replay will be available at approximately noon EDT and continue for one year. A one-week telephonic replay will be available one hour after the call ends by dialing (888) 286-8010 or (617) 801-6888 and entering 69568141 when prompted for the access code. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com

- MORE -

Churchill Downs Incorporated Reports 2009 Third-Quarter Results

October 28, 2009

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs Incorporated uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

Churchill Downs Incorporated (“CDI” or “Company”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. CDI’s four racetracks in Florida, Illinois, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap and Louisiana Derby. CDI’s racetracks have hosted seven Breeders’ Cup World Championships. CDI also owns off-track betting facilities and has interests in various advance-deposit wagering, television production, telecommunications and racing services companies including a 50-percent interest in the national cable and satellite network HorseRacing TV, that support the Company’s network of simulcasting and racing operations. CDI trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet: www.churchilldownsincorporated.com.

Information set forth in this discussion and analysis contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Quarterly Report on Form 10-Q are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our

- MORE -

Churchill Downs Incorporated Reports 2009 Third-Quarter Results

October 28, 2009

racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Illinois law that impact revenues of racing operations in Illinois; the presence of wagering facilities of Indiana racetracks near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to execute on our permanent slot facility in Louisiana and permanent slot facility in Florida; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; our ability to integrate businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation, including the outcome of any claims arising in connection with a pending lawsuit in federal court in the Western District of Kentucky styled Churchill Downs Incorporated, et al v. Thoroughbred Horsemen’s Group, LLC, Case #08-CV-225-S; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limiting, agreements on the sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

- MORE -

Churchill Downs Incorporated Reports 2009 Third-Quarter Results

October 28, 2009

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET (LOSS) EARNINGS

for the three months ended September 30, 2009 and 2008

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2009	2008	% Change
Net revenues	$100,896	$99,603	1
Operating expenses	85,344	83,302	2
Selling, general and administrative expenses	13,092	12,006	9

Operating income	2,460	4,295	(43)

Other income (expense):
Interest income	393	144	F
Interest expense	(245)	(362)	32
Equity in loss of unconsolidated investments	(568)	(670)	15
Miscellaneous, net	322	292	10

	(98)	(596)	84

Earnings from continuing operations before provision for income taxes	2,362	3,699	(36)
Income tax provision	(3,578)	(1,351)	U

Net (loss) earnings from continuing operations	(1,216)	2,348	U
Discontinued operations, net of income taxes:
(Loss) earnings from operations	(1,109)	120	U

Net (loss) earnings	$(2,325)	$2,468	U

Net (loss) earnings per common share data:
Basic
Net (loss) earnings from continuing operations	$(0.09)	$0.17	U
Discontinued operations	(0.08)	0.01	U

Net (loss) earnings	$(0.17)	$0.18	U

Diluted
Net (loss) earnings from continuing operations	$(0.09)	$0.17	U
Discontinued operations	(0.08)	0.01	U

Net (loss) earnings	$(0.17)	$0.18	U

Weighted average shares outstanding:
Basic	13,587	13,549
Diluted	13,587	14,025

NM: Not meaningful                U: > 100% unfavorable                F: > 100% favorable

- MORE -

Churchill Downs Incorporated Reports 2009 Third-Quarter Results

October 28, 2009

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS

for the nine months ended September 30, 2009 and 2008

(Unaudited)

(In thousands, except per share data)

	Nine Months Ended September 30,
	2009	2008	% Change
Net revenues	$354,670	$344,621	3
Operating expenses	272,556	266,155	2
Selling, general and administrative expenses	37,527	37,708	—
Insurance recoveries, net of losses	—	(17,200)	U

Operating income	44,587	57,958	(23)

Other income (expense):
Interest income	780	478	63
Interest expense	(772)	(1,539)	50
Equity in loss of unconsolidated investments	(641)	(2,640)	76
Miscellaneous, net	1,042	1,125	(7)

	409	(2,576)	F

Earnings from continuing operations before provision for income taxes	44,996	55,382	(19)
Income tax provision	(20,423)	(22,768)	10

Net earnings from continuing operations	24,573	32,614	(25)
Discontinued operations, net of income taxes:
(Loss) earnings from operations	(863)	8	U

Net earnings	$23,710	$32,622	(27)

Net earnings per common share data:
Basic
Net earnings from continuing operations	$1.75	$2.33	(25)
Discontinued operations	(0.06)	—	NM

Net earnings	$1.69	$2.33	(27)

Diluted
Net earnings from continuing operations	$1.75	$2.33	(25)
Discontinued operations	(0.06)	—	NM

Net earnings	$1.69	$2.33	(27)

Weighted average shares outstanding:
Basic	13,578	13,534
Diluted	14,040	14,016

- MORE -

Churchill Downs Incorporated Reports 2009 Third-Quarter Results

October 28, 2009

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended September 30, 2009 and 2008

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2009	2008	% Change
Net revenues from external customers:
Churchill Downs	$5,226	$5,620	(7)
Arlington Park	33,935	36,681	(7)
Calder	22,663	24,500	(7)
Fair Grounds	6,534	7,049	(7)

Total Racing Operations	68,358	73,850	(7)
Online Business	17,386	13,065	33
Gaming	14,104	11,551	22
Other Investments	963	808	19
Corporate	85	329	(74)

Net revenues from external customers	$100,896	$99,603	1

Intercompany net revenues:
Churchill Downs	$233	$197	18
Arlington Park	800	782	2
Calder	381	393	(3)
Fair Grounds	11	49	(78)

Total Racing Operations	1,425	1,421	—
Online Business	150	—	NM
Other Investments	386	360	7
Eliminations	(1,961)	(1,781)	(10)

Intercompany net revenues	$—	$—	—

Segment EBITDA and net (loss) earnings:
Racing Operations	$3,428	$4,686	(27)
Online Business	2,802	2,136	31
Gaming	3,884	4,377	(11)
Other Investments	831	550	51
Corporate	(1,208)	(661)	(83)

Total EBITDA	9,737	11,088	(12)
Depreciation and amortization	(7,523)	(7,171)	(5)
Interest income (expense), net	148	(218)	F
Income tax expense	(3,578)	(1,351)	U

Net (loss) earnings from continuing operations	(1,216)	2,348	U
Discontinued operations, net of income taxes	(1,109)	120	U

Net (loss) earnings	$(2,325)	$2,468	U

- MORE -

Churchill Downs Incorporated Reports 2009 Third-Quarter Results

October 28, 2009

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the nine months ended September 30, 2009 and 2008

(Unaudited)

(In thousands, except per share data)

	Nine Months Ended September 30,
	2009	2008	% Change
Net revenues from external customers:
Churchill Downs	$95,718	$101,750	(6)
Arlington Park	75,337	77,450	(3)
Calder	44,295	45,918	(4)
Fair Grounds	35,262	39,299	(10)

Total Racing Operations	250,612	264,417	(5)
Online Business	54,830	42,796	28
Gaming	47,368	35,795	32
Other Investments	1,320	1,090	21
Corporate	540	523	3

Net revenues from external customers	$354,670	$344,621	3

Intercompany net revenues:
Churchill Downs	$2,438	$1,623	50
Arlington Park	1,637	1,644	—
Calder	743	593	25
Fair Grounds	591	933	(37)

Total Racing Operations	5,409	4,793	13
Online Business	448	—	NM
Other Investments	1,286	1,270	1
Eliminations	(7,143)	(6,063)	(18)

Intercompany net revenues	$—	$—	—

Segment EBITDA and net earnings:
Racing Operations	$41,174	$61,148	(33)
Online Business	11,767	4,426	F
Gaming	15,401	13,828	11
Other Investments	1,651	1,073	54
Corporate	(2,606)	(2,586)	(1)

Total EBITDA	67,387	77,889	(13)
Depreciation and amortization	(22,399)	(21,446)	(4)
Interest income (expense), net	8	(1,061)	F
Income tax expense	(20,423)	(22,768)	10

Net earnings from continuing operations	24,573	32,614	(25)
Discontinued operations, net of income taxes	(863)	8	U

Net earnings	$23,710	$32,622	(27)

- MORE -

Churchill Downs Incorporated Reports 2009 Third-Quarter Results

October 28, 2009

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$16,552	$12,658
Restricted cash	13,453	13,738
Accounts receivable, net	23,401	40,909
Deferred income taxes	6,180	5,900
Income taxes receivable	—	16,895
Other current assets	15,443	10,362

Total current assets	75,029	100,462

Property and equipment, net	386,876	375,418
Goodwill	115,349	115,349
Other intangible assets, net	34,847	32,939
Other assets	10,854	13,499

Total assets	$622,955	$637,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,742	$40,745
Purses payable	15,472	11,301
Accrued expenses	44,734	43,386
Income taxes payable	6,378	—
Dividends payable	—	6,767
Deferred revenue	6,145	28,178
Current portion of long-term debt	33,000	—

Total current liabilities	138,471	130,377

Long-term debt	—	43,140
Convertible note payable, related party	14,550	14,234
Other liabilities	21,141	18,223
Deferred revenue	16,912	18,296
Deferred income taxes	11,570	19,506

Total liabilities	202,644	243,776

Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 13,712 shares issued September 30, 2009 and 13,689 shares issued at December 31, 2008	145,037	142,327
Retained earnings	275,274	251,564

Total shareholders’ equity	420,311	393,891

Total liabilities and shareholders’ equity	$622,955	$637,667

- END -